Exhibit 32.2

BESTWAY, INC.	FORM 10-Q

Certification of

Chief Financial Officer

of Bestway, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended October 31, 2004 of Bestway, Inc. (the “Issuer”).

I, Beth A. Durrett, the Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: April 15, 2005	By:	/s/ Beth A. Durrett
	Name:	Beth A. Durrett

Subscribed and sworn to before me

this 15th day of April, 2005.

/s/ Jeanne A. Andress
Name:	Jeanne A. Andress
Title:	Notary Public

My commission expires: 4/13/2006